UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 20, 2009
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
          On January 20, 2009, ABM Industries Incorporated (“ABM”) and International Business Machines Corporation (the “Supplier”), entered into a binding Memorandum of Understanding (the “MOU”) pursuant to which ABM and Supplier agreed to: (i) terminate certain Services currently provided by Supplier to ABM under the Master Professional Services Agreement dated October 1, 2006 (the “Agreement”); (ii) transition the Terminated Services (as hereinafter defined) to ABM and/or its designee; (iii) resolve certain other disputes arising under the Agreement; and (iv) modify certain terms applicable to Services that Supplier will continue to provide ABM. Capitalized terms used in this Current Report on Form 8-K that are not otherwise defined shall have the meanings set forth in the Agreement. The Agreement was previously filed as Exhibit 10.36 to ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006.
Terminated Services
          Contemporaneous with the execution of the MOU, ABM delivered a notice to Supplier terminating for convenience (the “Termination”), effective immediately, the following Functional Service Areas (collectively, the “Terminated Services”):
•	Network Services;

•	VIP and Workstation Services;

•	Help Desk Services;

•	Application Management Services;

•	Data Center and Server Services; and

•	any Cross-Tower Services performed by Supplier in connection with any of the foregoing Functional Service Areas.
          In connection with the Termination, ABM agreed to pay Supplier the following Termination Charges:
•	reimbursement of actual severance costs, up to a maximum of $650,000, provided ABM extends comparable offers of employment to a minimum number of Eligible Supplier Employees;

•	reimbursement of certain early termination costs, up to a maximum of $331,000, that Supplier is obligated to pay a third-party vendor in connection the termination of the Network Services;

•	reimbursement of certain Wind Down Costs for Third Party Software, Equipment and/or Third Party Contracts to the extent such costs, after ABM and Supplier shall each have exercised commercially reasonable efforts to minimize any such costs, exceed $75,000.
          Notwithstanding the foregoing, ABM may direct Supplier to continue to provide certain of the Terminated Services until the date on which the transition of the Terminated Services is expected to be completed (such dates ranging from February 15, 2009 through August 1, 2009 depending upon the service being terminated), and ABM shall pay the Charges specified in the Transition Agreement (as hereinafter defined) or, if the Transition Agreement has not yet been executed, the Charges it would have been obligated to pay under the Agreement had the Terminated Services not been terminated by the MOU. ABM may also direct Supplier to continue to provide Terminated Services after the dates on which the transition of the Terminated Services are expected to be completed, provided that: (i) such extension shall not exceed six months; (ii) Application Management Services will be provided by Supplier for the applicable Charges specified in the existing Agreement; and (iii) for all other Terminated Services, ABM shall be charged on a time and materials basis at the rates and Charges specified in Section 4.3(b)(9) of the Agreement. In addition to the extension of certain Termination Services described above, Supplier has also agreed to provide certain Termination Assistance Services on a time and materials basis at the rates and Charges specified in Section 4.3(b)(9) of the Agreement.
Transition Agreement; Amended Agreement
          In connection with the termination of the Terminated Services, ABM and Supplier have agreed to use all commercially reasonable efforts to enter into an agreement (the “Transition Agreement”), on or before January 30, 2009, which memorializes the applicable terms of the MOU as well as any other terms applicable to the termination of the Terminated Services. Notwithstanding the Termination, beginning March 1, 2009, Supplier will provide certain data center services to ABM. ABM and Supplier have also agreed to use all commercially reasonable efforts to enter into an amendment to the Agreement (the “Amended Agreement”), on or before January 30, 2009, which will set forth the Base Charges, ARC/RRC Rates and Service Levels applicable to the new data center services.

          Upon execution, each of the Transition Agreement and the Amended Agreement shall supersede the MOU in pertinent part and, upon the execution of both agreements, the MOU will be of no further force and effect.
Mutual Settlement and Release Agreement
          Contemporaneous with the execution of the MOU, ABM and Supplier entered into a Mutual Settlement and Release Agreement in which each party agreed to release the other from all claims, known and unknown, relating to the Agreement and arising on or before December 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: January 26, 2009	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel